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                                                                  EXHIBIT 99.6


                                                                 INITIAL GRANT

                                 COLDWATER CREEK INC.
                       NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                                AUTOMATIC STOCK OPTION



          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Coldwater Creek Inc. (the "Corporation"):

         OPTIONEE: ___________________________________________________________

         GRANT DATE: _________________________________________________________

         EXERCISE PRICE:  $ ________________________________________ per share

         NUMBER OF OPTION SHARES:   13,376 shares

         EXPIRATION DATE: ____________________________________________________

         TYPE OF OPTION:  Non-Statutory Stock Option

         DATE EXERCISABLE:  Immediately Exercisable

         VESTING SCHEDULE: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of three (3) equal and successive annual installments over the Optionee's period of service as a member of the Corporation's Board of Directors (the "Board") with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the Grant Date.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Coldwater Creek Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

         Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


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         REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

         NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

         DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED: ____________________, 199_



                                       COLDWATER CREEK INC.

                                       By:    ________________________________

                                       Title: ________________________________


                                       _______________________________________
                                       OPTIONEE

                                       Address: ______________________________

                                      _______________________________________



ATTACHMENTS

EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2.

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                                      EXHIBIT A

                           AUTOMATIC STOCK OPTION AGREEMENT

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                                      EXHIBIT B

                             PLAN SUMMARY AND PROSPECTUS